UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2026

Central Index Key Number of the issuing entity: 0001791295

Morgan Stanley Capital I Trust 2019-L3

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001548405

Starwood Mortgage Capital LLC

Central Index Key Number of the sponsor: 0001624053

Argentic Real Estate Finance LLC

Central Index Key Number of the sponsor: 0001089877

KeyBank National Association

Central Index Key Number of the sponsor: 0001558761

Cantor Commercial Real Estate Lending, L.P.

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-07	38-4128792 38-4128793 38-7235612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
1

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 – Asset-Backed Securities

Item 6.02 – Change of Servicer or Trustee.

Effective as of September 21, 2026, Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer for the ILPT Industrial Portfolio mortgage loan and each related pari passu and/or subordinate promissory note (collectively, the “Applicable Loan Combination” and ASC in such capacity, the “ILPT Special Servicer”), which is serviced under the pooling and servicing agreement for the MSC 2019-L3 securitization (the “Applicable PSA”), replacing Situs Holdings, LLC as special servicer for such loan combination. ASC was appointed at the direction of Blue Owl Real Estate Debt Advisors LLC, the applicable directing certificateholder under the Applicable PSA. As special servicer for the Applicable Loan Combination, ASC will be responsible for the servicing and administration of such Applicable Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to such Applicable Loan Combination when it is not specially serviced. Servicing of the Applicable Loan Combination will continue to be governed by the Applicable PSA.

ASC maintains its principal special servicing office at 740 E. Campbell Road, Suite 600, Richardson, Texas 75081 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2025, Elliott manages approximately $79.8 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) ES Ventures Holding, Inc., the entity expected to be directing certificateholder and (ii) Steamboat CMBS LLC, the third party purchaser.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	12/31/2023	12/31/2024	12/30/2025	As of 6/30/2026
By Approximate Number	1,346	1,458	1,778	1,801
By Approximate Aggregate Unpaid Principal Balance (in billions):	$31.51	$38.16	$50.50	$56.05

As of June 30, 2026, ASC had thirty-three (33) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 93 securitized pools (89 commercial mortgage-backed securities pools and 4 collateralized loan obligation pools) including 1,801 loans secured by 2,811 properties with an unpaid balance of

2

approximately $56.05 billion as of June 30, 2026. As of June 30, 2026, ASC was actively managing 60 commercial mortgage-backed securities loans, secured by 86 properties (including 21 REO properties) with an approximate unpaid balance of $2.49 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Applicable PSA and, accordingly, will not have any material impact on the performance of the Applicable Loan Combination or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as special servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Applicable Loan Combination, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the Applicable PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Applicable Loan Combination pursuant to the Applicable PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by

3

governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced a servicer termination event as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the ILPT Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as ILPT Special Servicer under the Applicable PSA and any related intercreditor agreement and limitations on such person’s right to replace the ILPT Special Servicer.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Jane Lam Title: President

Dated: September 21, 2026

MSC 2019-L3 - Form 8-K